UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2013

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Principal Officers; Election of Directors; Appointment of Principal Officers

On July 26, 2013, on the recommendation of the Company’s Corporate Governance and Nominating Committee, pursuant to Section 2.2 of the Amended and Restated By-Laws of the Company (as adopted as of April 29, 2011), the Board of Directors appointed Brian Concannon and Dirk Kuyper to be on the CONMED Corporation Board of Directors. A copy of the press release issued on July 30, 2013 describing the backgrounds and qualifications of Messrs. Concannon and Kuyper, is attached to this Form 8-K as Exhibit 99.1. Mr. Concannon was appointed to the Corporate Governance and Nominating Committee, and Mr. Kuyper was appointed to the Compensation Committee.

There are no understandings or arrangements between Mr. Concannon or Mr. Kuyper or any third parties pursuant to which either new director was selected or nominated, and there are no related-party transactions which would be required to be disclosed under Item 404(a) of Reg S-K with respect to either new director.

As non-employee directors, Messrs. Kuyper and Concannon will participate in the Director Fee Plan, as further described in the Annual Proxy dated April 10, 2013. In addition, the Board of Directors awarded Mr. Concannon and Mr. Kuyper 3,000 Restricted Stock Units, as well 1,000 Stock Appreciation Rights with an exercise price of $33.43, in both cases subject to 100% vesting as of June 1, 2014, subject to the completion of service as a director through CONMED’s next Annual Shareholder Meeting.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are included herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Registrant on July 30, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	Robert D. Shallish, Jr.
Executive VP, Finance and
Chief Financial Officer

Date:   July 30, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated July 30, 2013, issued by CONMED Corporation